UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

Commission File Number 000-54530

GOPHER PROTOCOL INC.

(Exact name of small business issuer as specified in its charter)

Forex International Trading Corp.

(Former Name of Registrant)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23129 Cajalco Road, Perris, California 92570

(Address of principal executive offices)

888-426-4780

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry Into A Material Definitive Agreement

Item 2.03          Creation of a Direct Financial Obligation

Item 3.02          Unregistered Sales of Equity Securities

On March 4, 2015, Gopher Protocol Inc. (the “Company”) entered into a Territorial License Agreement (the “License Agreement”) with Hermes Roll LLC (“Hermes”), a Nevada limited liability company currently being formed. Pursuant to the License Agreement, Hermes will license to the Company, on an exclusive basis in the State of California, certain intellectual property relating to Hermes's system and method for scheduling categorized deliverables, according to demand, at the customer’s location based on smartphone application and/or via the internet, in consideration of 100,000 shares of Series D Preferred Stock of the Company (the “Preferred Shares”).

The Preferred Shares have no liquidation rights. The Holder of the Preferred Shares will be entitled to vote on all matters submitted to shareholders of the Company on an as-converted basis. The Preferred Shares have a conversion price of $0.01 (the "Conversion Price") and a stated value of $10.00 per share (the “Stated Value”). Subject to the Company increasing its authorized shares of common stock to 500,000,000, each Preferred Share is convertible, at the option of the Holder, into such number of shares of common stock of the Company as determined by dividing the Stated Value by the Conversion Price.

In addition, on March 2, 2015, the Company and GV Global Communications, Inc. ("GV") amended that certain 10% Convertible Debenture (the "GV Debenture") which debt underlying the GV Debenture was initially incurred on October 6, 2009 and exchanged for the GV Debenture on January 19, 2014. The parties agreed that the conversion price in the GV Debenture will not be impacted by the 1:1,000 stock split implemented by the Company on February 24, 2015 and will remain $0.0075273.

The issuance of the Preferred Shares was made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder.  Hermes is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing information is a summary of each of the matters described above, is not complete, and is qualified in its entirety by reference to the full text of the exhibits, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those exhibits for a complete understanding of the terms and conditions associated with these transactions.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
4.1 4.2 10.1

Amendment to 10% Convertible Promissory Debenture held by GV Global Communications, Inc.

Series D Preferred Stock Certificate of Designation

Territorial License Agreement dated March 4, 2015, by and between Gopher Protocol Inc. and Hermes Roll LLC

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOPHER PROTOCOL INC.

By:	/s/ Igwekali Reginald Emmanuel
Name:	Igwekali Reginald Emmanuel
Title:	CEO, President, Secretary, Treasurer and Chairman

Date: March 11, 2015